As filed with the Securities and Exchange Commission on November 7, 2023
Registration No. 333-274055

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREAT AJAX CORP.
(Exact Name of Registrant as Specified in its Charter)
Maryland	46-5211870
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
13190 SW 68th Parkway
Suite 110
Tigard, OR 97223
503-505-5670
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Lawrence Mendelsohn
Chairman and Chief Executive Officer
13190 SW 68th Parkway, Suite 110
Tigard, OR 97223
503-505-5670
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Anna T. Pinedo, Esq.
Brian D. Hirshberg, Esq.
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
212-506-2500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
Pursuant to Rule 415(a)(6), the securities being registered hereunder are $100,000,000 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-240999), which was originally filed with the Securities and Exchange Commission on August 5, 2020, and declared effective by the Securities and Exchange Commission on August 19, 2020 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $7,111.85. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Accordingly, the Registrant is not paying a registration fee with the filing of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant may file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

Explanatory Note
Great Ajax Corp. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-274055) (the “Registration Statement”) as an exhibits-only filing to file Exhibits 5.1, 8.1 and 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Index to Exhibits.
The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tigard, Oregon on November 7, 2023.
GREAT AJAX CORP.
By: /s/ Lawrence Mendelsohn Lawrence Mendelsohn Chairman and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Capacity	Date
/s/ Lawrence Mendelsohn Lawrence Mendelsohn	Chairman and Chief Executive Officer (Principal Executive Officer)	November 7, 2023
/s/ Mary Doyle Mary Doyle	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2023
/s/ Russell Schaub Russell Schaub	President and Director	November 7, 2023
* Steven L. Begleiter	Director	November 7, 2023
* John C. Condas	Director	November 7, 2023
* Paul Friedman	Director	November 7, 2023
* Mary Haggerty	Director	November 7, 2023
* Jonathan Bradford Handley, Jr.	Director	November 7, 2023
* J. Kirk Ogren, Jr.	Director	November 7, 2023

* By:
/s/ Mary Doyle

Mary Doyle
Attorney-in-Fact

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of June 30, 2023, by and among Ellington Financial
Inc., EF Acquisitions I LLC and Great Ajax Corp. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2023 (File No.
001-36844)).
3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-11 confidentially submitted to the SEC on September 23, 2014 (File No. 333-00787)).
3.2	Articles Supplementary to the Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 7, 2020 (File No. 001-36844)).
3.3	Articles Supplementary to the Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 8, 2020 (File No. 001-36844)).
3.4	Articles of Amendment to the Articles Supplementary (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 8, 2020 (File No. 001-36844)).
3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 confidentially submitted to the SEC on September 23, 2014 (File No. 333-00787)).
4.1	Indenture made and entered into as of April 19, 2017 by and among the registrant and
Wilmington Savings Fund Society, FSB as Trustee (incorporated by reference to the registrant’s
Registration Statement on Form S-3 (File No. 333-209513)).
4.2	First Supplemental Indenture to the Base Indenture made and entered into as of April 25, 2017 by and among the registrant and Wilmington Savings Fund Society, FSB as Trustee (incorporated by reference to the registrant’s Registration Statement on Form S-3 (File No. 333-209513)).
4.3	Form of 7.25% Convertible Senior Note (incorporated by reference to the registrant’s Registration Statement on Form S-3 (File No. 333-209513)).
4.4	Warrant Certificate dated as of May 4, 2020 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 8, 2020 (File No. 001-36844)).
4.5	Warrant Certificate dated as of May 4, 2020 (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 8, 2020 (File No. 001-36844)).
4.6	Indenture, dated as of August 26, 2022, among the Issuer, Great Ajax Corp., and Wilmington Savings Fund Society, FSB, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s report on Form 8-K filed with the SEC on August 26, 2022 (File No. 001-36844)).
4.7	Form of the Issuer’s 8.875% Senior Notes due 2027 (incorporated by reference to Exhibit 4.6 to the Company’s report on Form 8-K filed on August 26, 2022 (File No. 001-36844)).
4.8	Form of Indenture (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (File No. 333-240999)).
4.9*	Form of Debt Security.
4.10*	Form of Warrant Agreement.
4.11*	Form of Warrant.
4.12*	Form of Unit Agreement.
5.1	Opinion of Mayer Brown LLP.
8.1	Opinion of Mayer Brown LLP regarding certain tax matters.

Exhibit No.	Description
23.1	Consent of Moss Adams LLP.
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1).
23.3	Consent of Mayer Brown LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 (incorporated by reference to Exhibit 25.1 to the registrant’s Current Report on Form 8-K as filed with the SEC on April 19, 2017 (File No. 000-10546)).
25.2**	Statement of Eligibility of Trustee on Form T-1 under the Indenture.
107+	Filing Fee Table

*
To be filed by amendment.

**
To be filed separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

+
Previously filed.